UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2022

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2626 Fulton Drive NW

Canton, OH 44718

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 1.421333 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On June 8, 2022, Hall of Fame Resort & Entertainment Company (the “Company”) issued to Midwest Lender Fund, LLC (“Lender”), which is wholly-owned by our director Stuart Lichter, in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended: 125,000 shares (the “Commitment Fee Shares”) of Company’s common stock, par value $0.0001 per share (“Common Stock”), and a Series G warrant (the “Warrants”) to purchase 125,000 shares of Common Stock (the “Warrant Shares”). The Commitment Fee Shares and Warrants were issued as consideration for a previously disclosed $4 million loan made by Lender to HOF Village Center For Performance, LLC (“HOF Village CFP”), which is wholly-owned by the Company, evidenced by the Promissory Note, dated April 27, 2022, issued by HOF Village CFP to Lender (the “Promissory Note”). Lender made the Loan to HOF Village CFP in accordance with a previously disclosed letter agreement, dated March 1, 2022, between the Company and Stuart Lichter, which was amended April 16, 2022, and amended and assigned by Stuart Lichter to Lender April 26, 2022 (the “Letter Agreement”). The Commitment Fee Shares and Warrants were issued following approval of the Company’s stockholders at the 2022 Annual Meeting (defined below), as described below and in the 2022 Proxy Statement (defined below). The Warrants have an exercise price of $1.50 per share of Common Stock, subject to adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The Warrants may be exercised from and after June 8, 2023, subject to certain terms and conditions set forth in the Warrants. Unexercised Warrants will expire on June 8, 2027. Pursuant to a previously disclosed Registration Rights Agreement, dated March 1, 2022 (the “Registration Rights Agreement”), the Company has agreed to provide to the Lender certain customary resale registration rights with respect to the Commitment Fee Shares and the Warrant Shares.

The foregoing descriptions of the Warrants, the Letter Agreement, the Promissory Note and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Warrants, the Letter Agreement, the Promissory Note and the Registration Rights Agreement, which are, respectively, attached as Exhibit 10.1 to this Current Report on Form 8-K, filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated April 29, 2022, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 29, 2022, and filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K dated March 2, 2022, and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of the Company held on June 8, 2022 (the “2022 Annual Meeting”), the Company’s stockholders voted on four proposals as set forth below, all of which are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 28, 2022 (the “2022 Proxy Statement”). The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

1.	The individuals listed below were elected at the 2022 Annual Meeting to serve as Class B directors for three-year terms expiring upon the 2025 Annual Meeting of Stockholders and the election and qualification of their respective successors.

	For	Against	Abstentions	Broker Non-Votes
David Dennis	46,440,824	367,555	137,029	24,809,989
Karl L. Holz	45,484,852	1,278,457	182,099	24,809,989
Stuart Lichter	45,880,498	942,381	122,529	24,809,989
Curtis Martin	46,428,379	353,288	163,741	24,809,989

2.	A proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock issuable upon the conversion of certain convertible debt, the exercise of certain warrants and the conversion of Series C Preferred Stock was approved.

For	Against	Abstentions	Broker Non-Votes
44,802,470	1,111,693	1,031,245	24,809,989

3.	A proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(c), the issuance to an entity wholly owned by a director of shares of common stock and warrants to purchase shares of common stock in consideration for making a loan to the Company was approved.

For	Against	Abstentions	Broker Non-Votes
44,849,553	1,075,490	1,020,365	24,809,989

4.	A proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022, was approved. There were no broker non-votes on this matter.

For	Against	Abstentions
69,855,376	643,109	1,256,912

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	Series G Warrant, dated June 8, 2022, issued by Hall of Fame Resort & Entertainment Company to Midwest Lender Fund, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: June 13, 2022

3